Exhibit 99.1

Worldwide Energy and Manufacturing USA Announces Second Quarter Operating Update
15 New Clients Announced in Second Quarter, Backlog Reaches $100M

SOUTH SAN FRANCISCO, Calif. and SHANGHAI, China -- (Globe Newswire) – July 22, 2010 -- Worldwide Energy and Manufacturing USA, Inc. (OTCBB: WEMU) (“Worldwide” or “the Company”), a U.S.-based China manufacturing company specializing in products for customers in the solar energy, aerospace, wireless telecommunications, medical equipment and automotive industries, today provided an operating update for its second quarter ended June 30, 2010 with selected operating data.

The Company has secured contracts in its second quarter with 15 new solar customers, located primarily in Germany, France, Italy, and the United Kingdom, bringing the Company’s total client base for its Solar Division to roughly 60 customers. Orders from the new clients average more than 1 MW of power each, with the largest accounting for 17.5 MW. Additionally, the Company’s total order backlog now exceeds $100 million, and management expects the majority of the pending orders to be completed and shipped by the end of the year.

Worldwide estimates that it delivered a total of more than $38 million in orders during the second quarter, compared with $10.3 million in the same period last year, an increase of about 270% year-over-year. The Company’s solar division alone shipped roughly $35 million in orders in its second 2010 fiscal quarter, an increase of roughly 370% from second quarter 2009 sales of $7.5 million.

Global demand for photovoltaic solar panels continues to show enormous growth potential for the second half of 2010. Solar research and consulting firm Solarbuzz recently raised its projection of the 2010 photovoltaic market size to 15.2 GW, more than double 2009 installations of 7.5 GW. Companies in the industry generated estimated revenues of $12 billion in the first quarter of 2010, or almost 300% greater than first quarter revenues in 2009.

Worldwide’s Chief Executive Officer, Jimmy Wang, stated: “Our strong order backlog and new client additions in the recently ended second fiscal quarter speak to the quality of our products and our growing industry exposure. As we enter the second half of our fiscal year, we are very optimistic and expect to deliver continued strong financial performance for the foreseeable future.”

About Worldwide Energy and Manufacturing USA
Worldwide Energy and Manufacturing USA, Inc. (http://www.wwmusa.com), headquartered in South San Francisco, California, is a 16-year-old engineering-oriented firm specializing in photovoltaic (PV) panel, mechanical, electronics and fiber optic products manufacturing. The company's worldwide customer base includes the solar energy, wireless telecommunications, aerospace, automobile and medical equipment industries. Subsidiaries include Shanghai Intech Electro Mechanical Products Co. Ltd., Shanghai Intech Electronics Manufacturing Co. Ltd. and Shanghai Intech Precision Mechanical Products Manufacturing Co. Ltd., located in Shanghai, China.

Forward-looking statements:
The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Contact:

At the company:

Worldwide Energy and Manufacturing USA
Jeff Watson
650-794-9888, Ext.223
jeffw@wwmusa.com
http://www.wwmusa.com

Investor relations:
Alexander Nachman
RedChip Companies, Inc.
1-800-733-2447, Ext. 118

Dave Gentry
1-800-733-2447, Ext. 104
info@redchip.com
http://www.RedChip.com

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SOURCE:  Worldwide Energy and Manufacturing USA, Inc.